LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into this 22nd day of September, 2003 and between THE ANDY WARHOL FOUNDATION FOR THE VISUAL ARTS, INC., a corporation organized under the laws of the State of New York, with its principal place of business at 65 Bleecker Street, 7th Floor, New York, New York 10012-2420, (hereinafter referred to as "OWNER") and KNIGHTSBRIDGE FINE W1NES, INC., a corporation organized under the laws of Nevada, with its principal place of business at 65 Shrewsbury Road, Livingston, New Jersey 07039 (hereinafter referred to as "LICENSEE"). The parties hereby agree as follows:

1.     DEFINITIONS

1.1. LICENSED ARTICLES mean each of the articles of merchandise or products, and their packaging or component parts, bearing the PROPERTY as set forth in EXHIBIT 1.

1.2. PROPERTY means the names, symbols, designs, logos: artwork, copyrights, trade dress and trademarks set forth in SCHEDULE A.

1.3.   LICENSED TERRITORY means the country or countries set forth in EXHibIT 2.

1.4. MANUFACTURER means a person or entity appointed by LICENSEE and approved by OWNER to manufacture LICENSED ARTICLES, and/or any other materials bearing the PROPERTY.

1.5. NET SALES means gross invoice price billed to Distributors less freight and delivery allowances, shipping/handling costs, customary discounts and allowances, rebates, returns accepted for credit, return al1owances, uncollectible accounts and separately listed applicable taxes including, but not limited to sales, value added tax and excise taxes (collectively, the "DEDUCTIONS"). Notwithstanding anything to the contrary herein, with respect to the sale of the LICENSED ARTICLES, the "Reserve" Fine Wines shall be sold at a wholesale price of no less than eighty dollars ($80.00) per case and the "Coastal" Fine Wines shall be sold at a wholesale price of no less than fifty dollars ($50.00) per case, without the prior written consent of the OWNER. Such wholesale prices as described herein, sha1l be inclusive of any discounts at the point of sale to the Distributor.

1.6. DISTRIBUTORS mean those entities selected and appointed by LICENSEE to promote, sell and distribute LICENSED ARTICLES in the TERRITORY.

1.7. RETAIL means conventional channels of distribution through stores to consumers within LICENSEE'S industry.



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1.8.   ROYALTY  PAYMENTS mean the total NET SALES of all LICENSED  ARTICLES sold duril1g the preceding calendar quarter, multiplied by the applicable ROYALTY RATE.

1.9. ROYALTY RATE means the percentage of NET SALES to be paid by LICENSEE to OWNER.

1.10. SECONDS mean merchantable LICENSED ARTICLES not suitable for sale at list price because they contain minor production or material flaws not affecting proper usage of the PROPERTY or the LICENSED ARTICLE.

1.11. PREMIUMS mean any product sold at cost or near cost, given away for free or otherwise used for the purpose of increasing the sale, promoting, or publicizing any other product, or any service, including but not limited to incentives for sales forces, trade and consumer promotions and incentives for fundraising.

1.11.  BEANSTALK means The Beansta1k Group, LLC.

2.     GRANT OF LICENSE.

2.1. NON-EXCLUSIVE LICENSE. OWNER hereby grants to LICENSEE a non-exclusive license to use the PROPERTY in the TERRITORY solely upon or in connection with LICENSED ARTICLES pursuant to the terms and conditions of to is Agreement.

2.2. TERM. The term of the license granted by this Agreement shall be for the period set forth on EXHIBIT 3, unless sooner terminated in accordance with the provisions hereof.

2.3 LIMITATIONS ON LICENSE. No license is granted hereunder for the use of the PROPERTY for any purpose other than upon or in connection with the LICENSED ARTICLES. No license is granted hereunder for the manufacture, sale or distribution of LICENSED ARTICLES to be used as PREMIUMS, in combination sales, as giveaways, or to be disposed of under similar methods of merchandising. The parties acknowledge that OWNER does not own or control all rights to images generally described as "co-owned" (by way of example, only, images of Marilyn Monroe, James Dean, Elvis Presley, Campbell Soup Cans or other images with respect to which the copyrights, trademarks, rights of personality or other related rights are owned by or controlled by third parties) that are contained within an Andy Warhol work, and that in the event LICENSEE wishes to license such images, that LICENSEE is solely responsible for obtaining the necessary rights and permissions to do so. OWNER does not represent or warrant that it can or is conveying any of the above described ancillary rights.

3. ROYALTIES, MINIMUM GUARANTEES, REPORTS AND PAYMENTS, D.1STRIBUTION AND MARKETING AND SALE TO OWNER



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3.1.   ROYALTY RATES. LICENSEE agrees that it will pay to OWNER an  amount equal to the percentage set forth on EXHIBIT 4 of all NET SALES of LICENSED ARTICLES made during the term of this Agreement and during any period of extension or renewal (hereinafter the "ROYALTY PAYMENTS"). Payments shall be sent and made payable to The Beanstalk Group, LLC, in accordance with Paragraph 3.7. infra.

3.2. ADVANCE PAYMENT. Upon execution of this Agreement by OWNER, LICENSEE will pay OWNER the amount set forth on EXHIBIT 5 as a non-refundable advance payment to be credited against ROYALTY PAYMENTS to become due during the initial term hereof. Such advance payment shall be sent and made payable to The Beanstalk Group, LLC, in accordance with Paragraph 3.7.

3.3. MINIMUM ROYALTIES. LICENSEE agrees to pay OWNER the minimum guaranteed ROYALTY PAYMENTS ("MINIMUM ROYALTIES") set forth on EXHIBIT 6, according to the payment schedule set forth therein. MINIMUM ROYALITES shall be applied only against the period they relate to and shall not be applicable to any other period.

       THE MINIMUM ROYALTIES set forth in this Paragraph are obligations of LICENSEE to OWNER and are fully earned by OWNER upon execution of this Agreement. If such MINIMUM ROYALTIES are not achieved as set forth in each calendar year and each country, the difference between such MINIMUM ROYALTIES and the actual ROYALTY PAYMENTS for each calendar year and each country shall be paid to OWNER within thirty (30) days from the end of each calendar year.

       If this Agreement is terminated by OWNER because of any breach by LICENSEE all of the MINIMUM ROYALTIES set forth in this section for tHe then current term shall be deemed to be fully earned and sbal1 be paid to OWNER within thirty (30) days from the effective date of any such termination.

3.4.   INTENTIONALLY DELETED.


3.5. ROYALTY REPORT FORM. All royalty reports ("ROYALTY REPORTS") shall be in the form of SCHEDULE B ("ROYALTY REPORT FORM"), or a substantially similar alternative format approved by OWNER. LICENSEE agrees that OWNER shall have the right, at its sole discretion, upon thirty (30) days advance written notice to LICENSEE, to change the ROYALTY REPORT FORM. Such change of the ROYALTY REPORT FORM may include an electronic form to be provided to OWNER.

3.6. REPORTS AND PAYMENTS. Within thirty (30) days from the end of each calendar quarter, LICENSEE shall furnish ROYALTY REPORTS and make corresponding ROYALTY PAYMENTS to BEANSTALK with copies to OWNER in U.S. Dollars pursuant to this Paragraph at LICENSEE'S sole expense. ROYALTY REPORTS shall be furnished to OWNER whether or not

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       any LICENSED ARTICLES have been sold and whether or not royalties are due and payable for the calendar quarter.

3.7. METHOD OF PAYMENT. All ROYALTY PAYMENTS, other payments and any applicable interest shall be made payable to "The Beanstalk Group LLC', with copies to OWNER, utilizing electronic bank transfer paid, on behalf of OWNER, to:


                            The Beanstalk Group, LLC
                        28 East 28th Street, 15th Floor
                            New York, New York 10016
                               c/o Citibank, N.A.
                                399 Park Avenue
                            New York, New York 10022
                              Account No.: 94628367
                               ABA No.: 021000089

       Written confirmation of each electronic transfer and all ROYALTY REPORTS and any other reports of payments as required by this Agreement shall be signed by LICENSEE'S authorized officer and certified as accurate, and shall be sent to OWNER and BEANSTALK by express delivery on or before the due date.

       If any inconsistencies or mistakes are discovered in such ROYALTY REPORT or payments) they shall immediately be rectified and the appropriate payment made by LICENSEE or set off against LICENSEE'S next ROYALTY PAYMENT and/or other payment to OWNER if an overpayment was made by LICENSEE.

3.8. INTEREST DUE ON ALL PAST DUE AMOUNTS. Ally past due amount by LICENSEE whether due pursuant to this Paragraph or any other Paragraph of this Agreement shall bear interest at the then current prime rate plus five percent (5%) per annum as quoted by Citibank, New York, N.Y., United States of America, which is applicable from the due date until the date of payment.

3.9. CONVERSION INTO DOLLARS AND MISCELLANEOUS PROVISIONS. [for contracts covering countries outside U.S.]


       LICENSEE agrees that a1l currency conversions in U.S. dollars for sales made outside the U.S. in currency other than U.S. dollars shall be made by utilizing the exchange rate in effect on the last business day of the period for which such royalties are due as reported in The Wall Street Journal.


       The cost of conversion of all local currencies into U.S. dollars shall be the sole expense of LICENSEE. Any cost of conversion built into a bank's exchange rate must be accounted for with a

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


corresponding increase in the amount being converted so that all the costs of conversion of all local currencies into U.S. dollars shall be the sole expense of LICENSEE.

       LICENSEE shall withhold as taxes on all payments to be made to OWNER only such amounts as are absolutely required to be withheld by law in the country from which payment is being made. LICENSEE shall submit to OWNER originals of the remittance voucher and the official receipt evidencing the payment of the corresponding taxes. LICENSEE shall fully cooperate with OWNER and provide such information and records as OWNER may require in connection with any application by OWNER to the tax authorities in the LICENSED TERRITORY and/or the United States of America including but not limited to, the obtaining of a credit for any withholding tax paid in the LICENSED TERRITORY or any country from which ROYALTY PAYMENTS and any other payments are being made by LICENSEE to OWNER pursuant to this Agreement.

3.10. BUSINESS PLAN. Upon thirty (30) days from OWNER'S written request, LICENSEE shall provide OWNER a written business plan detailing information including, but not limited to, LICENSEE'S product development plans, advertising, merchandising and promotional activities and breakdown of sales by accounts. In the event LICENSEE materially deviates from such business plan, LICENSEE shall promptly provide OWNER with written notice thereof and shall, within sixty (60) days after sending such notice, provide OWNER with a. revised business plan.

3.11 DISTRIBUTION AND MARKETING OF LICENSED ARTICLES. LICENSEE recognizes that the PROPERTY has a reputation for high quality products, that the distribution, sale and marketing of LICENSED ARTICLES might affect the reputation of the PROPERTY, and that the distribution, sale and marketing of the LICENSED ARTICLES is subject to the approval and control of OWNER who might, at its sole discretion and subject to applicable laws and regulations, restrict or limit the distribution and sale of the LICENSED ARTICLES to certain channels or means of distribution, sale or marketing. This license is granted only for sale in the channels of distribution set forth on EXHIBIT 9.


3.12 SALE TO OWNER. LICENSEE agrees to sell to OWNER such quantities of the LICENSED ARTICLES at the lowest published/invoiced wholesale price and on as good terms as LICENSEE sells similar quantities of the LICENSED ARTICLES to the general trade.


4.     RECORDS, AUDIT AND AUDITOR'S CERTIFICATION

4.1. RECORDS. During the TERM of this Agreement and for at least three (3) years thereafter, LICENSEE shall keep in its possession or under its control accurate records covering all transactions relating to this Agreement. Records shall include, but not be limited to, invoices, correspondence, financial information, inventory records, manufacturing, quality control and approvals. LICENSEE shall consistently use a separate symbol or number to identify all LICENSED ARTICLES.



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4.2.   AUDIT.  OWNER shall have the right to conduct an audit and make copies of all records listed in Paragraph 4.1., above, and to make a physical inventory count of LICENSED ARTICLES in production and/or storage. If the audit reveals a royalty underpayment of three percent (3%) or more or if three percent (3%) or more of LICENSED ARTICLES were sold without final approval for the audit period, LICENSEE agrees to reimburse OWNER for all of its full out-of-pocket costs and expenses of the audit. OWNER shall invoice LICENSEE and LICENSEE shall pay such invoice within thirty (30) days.

       Audits may be performed by OWNER'S own emp1oyees and/or its designated independent auditor, all of whom shall hold LICENSEE'S audit information in confidence, pursuant to Paragraph 12, infra. Audit information shall only be used for purposes of this Agreement, unless used to judicially enforce obligations of LICENSEE.


5.     APPROVALS.

5.1. APPROVAL PROCESS. LICENSEE, at its expense, shall submit to OWNER all items including, but not limited to, products, packaging, labeling, point of sale materials, trade show displays, sales materials and advertising bearing the PROPERTY, and if such items are in a foreign language, certification that the translations of such items are accurate, for OWNER'S advance written approval prior to sale or distribution at all stages listed below.



         Concept    Rough Sketches or layout concepts;
         Prototype  Prototypes or finished artwork; and
         Final      Pre-production sample


       The following roles shall apply to all stages of the approval process:

       1. LICENSEE shall not make any use of, sell Or distribute such items as listed in this Section 5.1, prior to OWNER granting final written approval.

       2. OWNER shall have twenty (20) days from OWNER'S actual receipt to review and respond in writing to each of LICENSEE'S submissions.
              If OWNER does not respond to any such submission within such twenty (20) day period, such submissions shall be deemed disapproved.

       3. OWNER, in its sole discretion, reserves the right to reject an item approved at a prior stage if in its physical form it does not meet OWNER'S marketing standards or departs from the approved sample.

       4. In the event of any modification. or change in quality of the items, whether during the approval process or after final approval has been granted, such items shall be re-submitted for approvaL


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       5.     LICENSEE  shall  disclose all sources for any artwork not supplied by OWNER.

       6.     All submissions become the property of OWNER.

       7. Upon LICENSEE'S written request, OWNER shall return prototypes and final artwork at LICENSEE'S expense provided LICENSEE supplies photographs of same.

       8. LICENSEE shall not have any rights against OWNER for damages or other remedy by reason of OWNER'S failure or refusal to grant any approval referred to in this Paragraph.

       9. LICENSEE shall not advertise in any publication or communications medium which could damage the goodwill of the PROPERTY or OWNER'S artwork and designs in any way. Specifically, LICENSED ARTICLES shall not be placed in any illegal, vulgar, obscene, immoral, unsavory or offensive manner or in any sexually-oriented magazine, or in any other potentially controversial publication or other controversial media or setting whatsoever.

       10. LICENSEE shall supply OWNER with twelve (12) production samples of each LICENSED ARTICLE.

       11.    No facsimile transmissions will be accepted for approval.

       12. LICENSEE agrees not to use the OWNER'S trademarks, artwork and/or designs or any component thereof in any business sign, business cards, stationery or forms nor as part of the name of the LICENSEE'S business or any division thereof.

       13. All press releases and/or public announcements by LICENSEE shall be subject to prior written approval by OWNER, both as to the content, timing and distribution of any such release. LICENSEE shall not have any rights against OWNER for damages or other remedy by reason of OWNER'S failure or refusal to grant approval of any press release.

       14. LICENSEE agrees to furnish to OWNER its DHL, Federal Express and/or UPS number for OWNER to use to transmit samples to expedite the approval process.

5.2. RIGHT TO SUSPEND APPROVAL PROCESS. In addition to its other remedies, OWNER reserves the right to suspend the approval process after OWNER has given LICENSEE notice of breach of this Agreement, until LICENSEE has cured the breach.

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


5.3. NO WAIVERS. Approvals granted by OWNER under this Paragraph shall extend only to LICENSEE'S use of the PROPERTY or OWNER'S artwork and designs. The provisions for indemnity under this Agreement and LICENSEE'S other obligations shall not be waived by approval of LICENSED ARTICLES by OWNER.

6.     QUALITY CONTROL

6.1 LICENSEE COMPLIANCE WITH APPLICABLE LAW. All LICENSED ARTICLES shall be manufactured, sold, labeled, packaged, distributed and advertised in accordance with all applicable laws and regulations.

6.2. SECONDS AND DISPOSAl. If, during the manufacture of the LICENSED ARTICLES, any SECONDS arc produced, LICENSEE shall destroy such SECONDS unless OWNER, in its sole discretion, provides LICENSEE with express written instructions to otherwise dispose of such SECONDS. All products, packaging, labeling, point of sale, sales materials and advertising bearing trademarks, artwork and/or designs of OWNER produced by LICENSEE which are not suitable for use or sale pursuant to this Agreement shall be promptly destroyed.

7.     ARTWORK


7.1. RIGHT TO USE AND ASSIGNMENT TO OWNER. OWNER, in its sole discretion, will provide LICENSEE, at LICENSEE'S expense available artwork and designs which LICENSEE can only use on LICENSED ARTICLES.

       LICENSEE irrevocably and in perpetuity assigns to OWNER all worldwide, right, tit1e and interest in and to any artwork incorporating the PROPERTY. OWNER has the sole and exclusive right to use, change, license or modify such artwork, without any obligation, financial or otherwise, to LICENSEE. Artwork which qualifies as a "work-made-for-hire" under applicable copyright laws in the LICENSED TERRITORY ate agreed to be "work-made-for-hire" owned by OWNER.

       If a artwork is made by a third party for LICENSEE, LICENSEE shall obtain an assignment from such third party using SCHEDULE C (Artwork Assignment Agreement). and shall use its best efforts to have such artwork made as a "work-made-for-hire."

       LICENSEE, at its expense, shall provide OWNER with reproducible materials of all such artwork within thirty (30) days of OWNER'S written request.

       This Paragraph does not give OWNER any right, title or interest in or to the copyrights, trade dress or trademarks of LICENSEE.

8.     LICENSED ARTICLE MARKINGS

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8.1.   LABELING  REQUIREMENTS.  LICENSEE shall use and display the PROPERTY only in such form and manner as are specifically approved by OWNER. LICENSEE shall cause to appear on all LICENSED ARTICLES produced hereunder and on their tags, packaging, advertising and promotional materials such legends, markings and notices as OWNER may request, which until further notice shall be "(C)/(R)/TM The Andy Warhol Foundation for the Visual Arts, Inc." Before using or releasing any such material, LICENSEE shall submit to OWNER, for its approval, finished art work for tags, labels, packaging, and advertising and promotional materials which shall not be used or released prior to LICENSEE'S receipt of OWNER'S approval. Any article or other materials submitted and not approved by OWNER within twenty (20) days after receipt by OWNER shall be deemed to have been disapproved.

9.     INTELLECTUAL PROPERTY PROTECTION

9.1. PROTECTION. LICENSEE acknowledges the ownership, validity, unique and widespread celebrity, great value and goodwill of the PROPERTY and acknowledges that all rights therein (including trademark and copyright) and good will attached thereto belongs exclusively to OWNER, that the PROPERTY has secondary meanings in the minds of the public and that all use of the PROPERTY will inure to the benefit of OWNER. LICENSEE shall not, during the term of this Agreement or thereafter, attack or put in issue the title or any rights of OWNER in and to the PROPERTY, and OWNER'S artwork and designs.

       LICENSEE covenants that, notwithstanding any other provision of this Agreement, it will never take any action which it knows or has reason to know would threaten to injure the image or reputation of OWNER or any of its copyrights, trade dress, trademarks or products.

9.2. REGISTRATIONS. LICENSEE shall assist OWNER at OWNER'S expense, to the extent necessary in OWNER'S opinion, in procuring, protecting and defending any of OWNER'S rights in the PROPERTY, in the filing and prosecution of any trademark application, copyright application or other applications for the PROPERTY, the recording or canceling of this Agreement, and the publication of any notices or the doing of any other act or acts with respect to the PROPERTY, including the prevention of the use thereof by an unauthorized person, firm or corporation, that in the judgment of OWNER may be necessary or desirable. For these purposes, LICENSEE shall supply to OWNER free of cost to OWNER, such samples, containers, labels and similar materials as may reasonably be required in connection with any such actions. OWNER, at its so1e expense, shall file an trademark applications, register the PROPERTY within the LICENSED TERRITORY with respect to the LICENSED ARTICLES! and in OWNER'S opinion, in countries outside the LICENSED TERRITORY where LICENSED ARTICLES may be sourced to the extent such applications have not already been filed.


9.3. NOTICE OF INFRINGEMENT. LICENSEE shall notify OWNER promptly in writing of any alleged infringements or imitations by others of the PROPERTY in the LICENSED TERRITORY which come to LICENSEE'S attention. OWNER shall have the sole right to


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determine  what,  if  any,  actions  shall  be  taken  on  account  of any  such infringements or imitations. If OWNER so desires it may prosecute any claims or suits in its own name or join LICENSEE as a party thereto, all at OWNER'S expense.

       LICENSEE shall not institute any suit or take any action on account of any such infringements or imitations. LICENSEE shall not have any rights against OWNER for damages or other remedy by reason of OWNER'S decision not to prosecute any alleged infringements or imitations by others of the PROPERTY or OWNER'S artwork and designs. LICENSEE assumes the risk that there may be counterfeit and/or infringing articles of manufacture in the LICENSED TERRITORY.


9.4. DAMAGES FOR UNAUTHORIZED USE. LICENSEE acknowledges that the PROPERTY or OWNER'S artwork and designs possess special, unique, and extraordinary characteristics which make difficult the assessment of monetary damages which OWNER would sustain by LICENSEE'S unauthorized use. LICENSEE recognizes that OWNER would suffer irreparable injury by such unauthorized use and agrees that injunctive and other equitable relief is appropriate in the event of a breach of this Agreement by LICENSEE. Such remedy shall not be exclusive of any other remedies available to OWNER, nor shall it be deemed an election of remedies by OWNER

10.    WARRANTIES AND INDEMNIFICATION

10.1.  WARRANTIES.  LICENSEE hereby warrants and represents to OWNER that;

       1. All LICENSED ARTICLES, packaging, labeling, advertising and sales materials are free from defects, merchantable, fit for their intended use, materially conform to samples which received final approval, comply with all legally applicable treaties, laws, regulations, standards and guidelines including, but not limited to, health, product safety and labeling, and that LICENSEE has obtained the necessary approvals and certification(s) throughout the LICENSED TERRITORY.

       2. All artwork of LICENSEE pursuant to Paragraph 7.1. are original; not in the public domain; not previously published; not a violation, infringement, unauthorized use or misappropriation of any intellectual property of any third party; not libelous or contrary to law; and to the best of LlCENSEE'S knowledge not the subject of any litigation or claim; and

       3. Pursuant to Paragraph 7.1., it has obtained a written assignment to OWNER of all artwork made by a third party.




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10.2.  INDEMNIFICATION  BY LICENSEE.  LICENSEE  indemnifies  and holds  harmless
OWNER, its officers, directors, employees and agents ("Indemnified Parties") from any act or omission of LICENSEE which liability arises out of any lawsuit, claim or demand based upon:

       1. Any alleged defect in the LICENSED ARTICLES or the use or condition thereof;

       2. Any alleged violation, infringement, unauthorized use or misappropriation of any intellectual property of any third parties arising under or in conjunction with the manufacture, sale and/or use of any LICENSED ARTICLES or

       3. Any breach or violation of any warranty, representation, term or condition of this Agreement by LICENSEE.

       This indemnification shall include all damages, interests, reasonable attorney's fees, costs and expenses which may be levied against or incurred by Indemnified Parties, including costs of collection of all amounts owed to OWNER by LICENSEE and costs of all actions by OWNER against LICENSEE to enforce LICENSEE'S compliance with this Agreement.

       This obligation to indemnify and hold harmless Indemnified Parties shall not apply to any Lawsuit, action, legal proceeding, claim or demand which is solely due to the negligence or wrongful acts of the Indemnified Parties or any alleged copyright or trademark infringement which is based on a claim that the approved use by LICENSEE of the PROPERTY infringes the copyright or trademark rights of such third parties.

       LICENSEE and its officers, agents and employees shall cooperate fully with OWNER in the defense of any such lawsuit, action, legal proceeding, claim or demand.

10.3 INDEMNIFICATION BY OWNER OWNER indemnifies and holds harmless LICENSEE, its officers, directors, employees and agents from any act or omission of OWNER, its officers, directors, employees and agents, which liability arises out of any lawsuit, claim or demand based upon:

       1. Any alleged copyright or trademark infringement arising out of the approved use of the PROPERTY as authorized in this Agreement; or

       2. Any breach or violation of any warranty, representation, term or condition of this Agreement by OWNER.

       This indemnification shall include all damages, interests reasonable attorney's fees, costs and expenses which may be levied against or incurred by LICENSEE, its officers, directors, employees and agents.

       OWNER shall undertake and conduct the defense of any such claim. demand or cause of action, and shall have the sole responsibility therefor.

       Compliance by LICENSEE with the insurance provision of this Agreement shall not relieve LICENSEE from liability under this indemnity provision.

10.4. COOPERATION. Each party shall cooperate fully with the other party in the defense of any c1aims, demand or cause of action covered under this Paragraph
10. Each party claiming a right of indemnification shal1 give notice to the other party within fifteen (15) days after learning of such claim demand or cause of action.

11. INSURANCE. Upon execution of this Agreement, LICENSEE shall have and maintain at its sole cost and expense throughout the term of this Agreement, post-termination or expiration Sell-off Period, and for two (2) years thereafter, standard liability insurance from a recognized insurance company acceptable to OWNER. This insurance coverage shall provide a minimum comprehensive general liability insurance for each occurrence, bodily injury, property damage, personal injury, product liability, intellectual property liability, contractual liability and advertising injury liability in the amount set forth on EXHIBIT 8.

       Such insurance coverage shall name OWNER and BEANSTALK as additional insured parties against any and all claims, demands, causes of action or damages, including reasonable attorneys' fees.

       The stipulated limits of coverage above shall not be construed as a limitation of any potential liability of LICENSEE to OWNER or third parties, and failure to request evidence of this insurance shall in no way be construed as a waiver of LICENSEE'S obligation to provide the insurance coverage specified.

       Such insurance policy shall provide that it may not be canceled or amended in a manner which restricts the existing coverage without at least thirty (30) days prior written notice to OWNER.

       Within thirty (30) days after this Agreement is fully executed, (and thereafter at least thirty (30) days prior to the expiration of insurance coverage), LICENSEE shall furnish to OWNER a Certificate of Insurance evidencing the foregoing coverage and specifical1y listing OWNER and BEANSTALK as additional Insured parties.

1:2. CONFIDENTIALITY. Neither party shall disclose, reveal, divulge, use or by whatever means make available, except as required to perform its obligations pursuant to this Agreement, the terms and conditions of this Agreement and information of the other party which was denominated or marked as "confidential" at the time of disclosure or confirmed in writing as "confidential" within thirty (30) days from an oral disclosure obtained from the other party during the TERM of this Agreement and for a period of three (3) years after this Agreement expires or is terminated for any reason without prior written permission from the other party. Each party hereto may disclose confidential information from the other party to its affiliates subject to all the terms and conditions of this Paragraph.

       The obligations of confidentiality shall not apply to information which:

       (i) Is, or subsequently may become, available to the public through no fault of the receiving party.

       (ii) The receiving party can show was previously known to it at the time of disclosure.

       (iii) May subsequently be obtained from a third party who has obtained the information through no fault of the receiving party.

       (iv) Is independently developed as evidenced by the written records of the receiving party.

       (v) Is disclosed to a third party by the disclosing party without a corresponding obligation of confidence.

       (vi) Is required to be disclosed by the receiving party pursuant to a requirement, order or directive of a government agency or by operation of law subject to prior consultation with the disclosing party's legal counsel.

13. NO RIGHT TO ASSIGN OR TO SUBLICENSE. This Agreement and all. rights and duties herein are personal to LICENSEE and are not assignable, in whole or in part, by LICENSEE without OWNER'S prior written consent. The rights and duties hereunder may not be mortgaged or otherwise encumbered. Except as provided herein, any grant or attempted grant by LICENSEE of any assignment of part or all of this Agreement, a sublicense, a subcontract or any other act of LICENSEE which in any way attempts to encumber or transfer; or, in fact, encumbers or transfers any of LICENSEE'S rights and obligations hereunder, or the sale or attempted sale of a controlling interest in the shares of LICENSEE constitutes a breach of this Agreement. Any change in the control of LICENSEE, either directly or indirectly, without notice to and the prior written consent of OWNER constitutes a breach of this Agreement. Any assignment or other change approved by OWNER sha1l make this Agreement fully binding upon and enforceable against any successors or assigns.

14. TERMINATION. Without prejudice to any other rights) OWNER shall have the right to terminate this Agreement upon written notice to LICENSEE at any time: if:

       (i) LICENSEE shall fail to make any payment (including any payment for artwork or other allowable expenses) due hereunder Or to deliver any of the statements herein referred to, and if such default shall continue for a period of five (5) business days after written notice of such default is sent by OWNER via certified or registered mail to LICENSEE.

       (ii) LICENSEE shall discontinue its business, LICENSEE shall make any assignment for the benefit of creditors, or shall file any petition under Chapters 10,11 or 12 of Title 11. United States Code, or file a voluntary petition in bankruptcy, or be adjudicated a bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy, or insolvency shall be appointed under the laws of the United States government or of the several states. In the event this license is so terminated, LICENSEE, its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have no right to sell, exploit or in any way deal with any of the LICENSED ARTICLES or any carton, container, packing or wrapping material, advertising, promotional or display material pertaining thereto, except with and under the special consent and instructions of OWNER, in writing, which they shall be obligated to follow.


       (iii)  INTENTIONALLY DELETED.

       (iv) If LICENSEE shall fail to perform any other material term or condition of this Agreement and not cure such failure within twenty (20) days after notice.

       (v) If for any six (6) month period LICENSEE does not diligently and commercially distribute and sell an categories of LICENSED ARTICLES included in
EXHIBIT 1 of this Agreement throughout each country in the LICENSED TERRITORY.

       (vi) If OWNER or LICENSEE is ordered to withdraw, discontinue, remove or recall any LICENSED ARTICLE from the RETAIL market by a government or governmental agency, regulatory body, court or the like.

       (vii) If during any twelve  (12) month  period  OWNER gives more than two
(2) termination notices to LICENSEE pursuant to this Paragraph regardless of cure by LICENSEE.

       (viii) If LICENSEE does not begin the bona fide manufacture, distribution and sale of the LICENSED ARTICLES on a national basis on or before the date specified in EXHIBIT 9.

       Termination of the license under the provisions of this Paragraph shall be without prejudice to any rights which OWNER may otherWise have against LICENSEE. Upon the termination of the license granted herein, notwithstanding anything to the contrary herein, all royalties on sales theretofore made shall become immediately due and payable and no MINIMUM ROYALTIES shall be repayable and balances owing on MINIMUM ROYALTIES shall be immediately due and payable, Notwithstanding any termination or expiration of this Agreement, OWNER shall have and hereby reserves all rights and remedies which it has or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the PROPERTY.

14.1. SELL-OFF PERIOD. After expiration or termination of the license under this Agreement, LICENSEE shall have no further right to manufacture, advertise, distribute, sell, or otherwise deal in any LICENSED ARTICLES which utilize the PROPERTY, except as hereinafter provided.

       (i) LICENSEE shall prepare a fully written inventory list and submit same to OWNER within ten (10) days of the expiration or termination of the license under this Agreement. Such list will include orders on hand, work in process, as well as finished LICENSED ARTICLES.

       (ii) OWNER shall have twenty (20) days thereafter to decide whether to purchase any or all inventory at the lower of cost or fair market value. If OWNER exercises such right of purchase, LICENSEE shall deliver the inventory referred to in OWNER'S notice within ten (10) days after OWNER'S said notice with the exception of inventory necessary to fulfi11 orders on hand. OWNER shall pay LICENSEE for such delivered inventory as is in marketable condition within twenty (20) days after its receipt thereof.

       (iii) Upon said expiration or termination, and if OWNER does not elect to purchase the inventory, unless the expiration or termination shall occur as a result of a violation of Paragraphs 3, 5 or 11 hereof, LICENSEE, on a non-exclusive basis, may dispose of LICENSED ARTICLES which are on hand or in process at the time of such expiration or termination, for a period of ninety
(90) days therefrom, provided all payments with respect to that ninety (90) day period are made in accordance with Paragraph 3 hereof.

15. DISTRIBUTION REQUIREMENTS. LICENSEE agrees to use its best reasonable efforts to sell, distribute and supply the LICENSED ARTICLES within the LICENSED TERRITORY hereof. LICENSEE must begin the bona fide manufacture, distribution and sale of the LICENSED ARTICLES on a national basis on or before the date specified on EXHIBIT 9. LICENSEE further undertakes to make and maintain adequate reasonable arrangements for the broadest possible distribution of LICENSED ARTICLES throughout such LICENSED TERRITORY through all regular and permitted channels of distribution for RETAIL sales to consumers and other organizations (as set forth on EXHIBIT 9). LICENSEE agrees to maintain adequate inventories of the LICENSED ARTICLES as an essential part of its distribution program. In the event OWNER advises LICENSEE that a special promotional effort is to take place in one individual store or chain, LICENSEE agrees to make arrangements for the supply of LICENSED ARTICLES to said store of chain in such quantities as may be required for such effort.

16. NOTICES. An notices and statements to be given and all payments to be made hereunder, shall be given or made at the respective address of the parties as set forth below unless notification of a change of address is given in writing. Any notice shall be sent by registered or certified mail, and shall be deemed to have been given at the time it is mailed.

            If to OWNER:       Andy Warhol Foundation
                               65 Bleecker Street, 71h Floor

                               New York, New York 10012-2420
                               Attention: Martin Cribbs

            If to BEANSTALK:   The Beanstalk Group, LLC
                               28 E. 28th Street, 15th Floor
                               New York, NY 10016-7930
                               Attention: Seth Siegel

             with a copy to:   Chief Legal Officer
                               at the same address

            If to LICENSEE:    To the name and address set
                               forth on EXHIBIT 10.


16.1. NOTICE OF MANDATED RECALL OF LICENSED ARTICLES. My notice received by LICENSEE, or any MANUFACTURER, ordering the withdrawal, discontinuance, removal or recall of any LICENSED ARTICLES from the RETAIL market by a government or governmental agency, a regulatory body, court or the like shall be immediately notified to OWNER in writing.

17. FORCE MAJEURE. Neither party shall be liable for failure to perform any of their obl1gations hereunder when such failure is caused by or results from
(i) strike, blacklisting, boycott or sanctions however incurred; (ii) acts of God, public enemies, authority of law, embargo, quarantine, riot, insurrection or war; (iii) inability to obtain raw materials; or (iv) any other cause beyond their respective control.

       In the event either party is unable to perform its obligations as a consequence of any of the contingencies set forth in this Paragraph for a period of six (6) months or more, either party hereto may terminate this Agreement, which termination shall relieve each party of any liability to the other based upon such termination; however, LICENSEE shall not be released from any of its obligations to make ROYALTY PAYMENTS or any other payments to OWNER pursuant to the terms and conditions of this Agreement.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto and terminates and supersedes any prior agreement or understanding, either oral or written, relating to the subject matter hereof between OWNER and LICENSEE. None of the provisions of this Agreement can be waived or modified except in writing signed by both parties, and there are no representations, promises, agreements, warranties, covenants or undertakings other than those contained herein. Neither the tender of this Agreement by OWNER to LICENSEE nor the encashment by OWNER or BEANSTALK of LICENSEE'S ADVANCE PAYMENT shall be binding, provided in the latter case that repayment is made in a commercially prompt and reasonable manner. Only upon delivery to LICENSEE of a fully-executed agreement shall this Agreement be binding. This Agreement and any rights herein granted are personal to

LICENSEE and shall not be assigned, sublicensed or encumbered without OWNER'S written consent.

19. NO JOINT VENTURE. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers or agents, and LICENSEE shall have no power to obligate or bind OWNER in any manner whatsoever.

20. APPLICABLE LAW AND JURISDICTION. The terms and provisions of this Agreement shall be interpreted in accordance with and governed by the laws of the State of New York, United States of America. Venue and jurisdiction for any dispute arising under or involving the terms of this Agreement and jurisdiction over the parties to this Agreement shall be vested in the federal and state courts located in New York, New York, USA. LICENSEE consents to personal jurisdiction in said courts and shall not seek to transfer or to change the venue of any action brought in compliance with this Paragraph. LICENSEE agrees and acknowledges that service of process by certified mail (return receipt requested), personal delivery, or overnight mail constitutes valid service under the laws of the State of New York and the laws of the United States of America, including, but not limited to, all due process requirements.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


KNIGHTSBRIDGE FINE WINES, INC.              THE ANDY WARHOL FOUNDATION
                                            FOR THE VISUAL ARTS, INC.

BY:    /s/                                  BY:    /s/ illegible
      ------------------------                    ------------------------
          Jake Shapiro


TITLE: Chairman                             TITLE:  President  CFO
      ------------------------                    ------------------------

DATE:  9/23/03                              DATE:   9/25/03   9/24/03
      ------------------------                    ------------------------

BY:    /s/
      ------------------------
           Barry Alaxander

TITLE:  Brand Manager
      ------------------------

DATE:  9-22-03
      ------------------------

                               TABLE OF EXHIBITS


EXHIBIT 1 (PARAGRAPH 1.2: LICENSED ARTICLES)

Fine wine to include artwork and quotations to be approved on a case-by-case basis.

EXHIBIT 2 (PARAGRAPH 1.4: LICENSED TERRITORY)

North America

EXHIBIT 3 (PARAGRAPH 2.2: TERM)

August 1, 2003 through December 31, 2006

Year 1 - (8/1/03 - 12/31/04)
Year II - (1/1/05 - 12/31/05)
Year III - (1/1/06 - 12/31106)

EXHIBIT 4 (pARAGRAPH 3.1:  ROYALTY RATE)

 Four percent (4%) of Net Sales

EXHIBIT 5 (PARAGRAPH 3.2: ADVANCE PAYMENT)

 Forty Thousand ($40,000.00) Dollars

EXHIBIT 6 (PARAGRAPH 3.3: MINIMUM  ROYALTY)

$400,000.00 payable as follows:


 DATE DUE                 AMOUNT DUE              DESCRIPTION
 --------                 ----------              -----------
December 1, 2003          $40,000.00              Advance (Year 1)
December 15, 2004         $45,000.00              Remainder of Year 1 guarantee
December 15, 2005         $135,000.00             Year II guarantee
December 15, 2006         $180,000.00             Year III guarantee

EXHIBIT 7 INTENTIONALLY DELETED


DELETED EXHIBIT 8 (PARAGRAPH 11: INSURANCE

$2,OOO,OOO combined, sIngle Limit.

EXHIBIT 9 (PARAGRAPH 15: DISTRIBUTION REQUIREMENTS)

Channels of Distribution: Restaurants, hotels, fine wine shops, liquor stores, club stores, grocery stores where fine wines are sold (specifically excluding convenient stores)

Distribution Start Date: July 1. 2004

EXHIBIT 10 (PARAGRAPH 16: NOTICES)

Knightsbridge Fine Wines, Inc.
65 Shrewsbury Road Livingston,
New Jersey 07039
Attention: Barry Alaxander

With a copy to: Jake Shapiro

                                   SCHEDULE A
PROPERTY
"General Warhol Artwork"



                                SCHEDULE B
                     ROYALTY REPORT FORM (by country)
-----------------------------------------------------------------------------------------------------

 SKU #   Description   Price/Unit   Units Sold   Total Sales   Less Returns   Less        Net Sales
                                                                              Allowances
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


                                        Total Net Sales
                                                        -------------
                                        x Royalty Rate
                                                        -------------
                                        Rolalties Due
                                                        -------------
                                        Less Advances   (            )
                                                         ------------
                                        Total Royalties Due $
                                                             -----------



Signature of Authorized
Officer Certifying foregoing
to be accurate

-----------------------------
Name:
       ----------------------
Title:
       ----------------------
Date:
       ----------------------

                                   SCHEDULE C

                          ARTWORK ASSIGNMENT AGREEMENT

IN   CONSIDERATION   OF  One:   Dol1ar  ($1.00)  and  other  good  and  valuable
consideration paid or to be paid to _________________ (the"Contractor") by ______________ ("Company"), the parties hereto agree as follows:


(a) Contractor represents and warrants that Contractor will create all _____________ to be submitted by Contractor hereafter to Company, including, without limitation, aLL ________ and ____________ done and to be done in connection with a property of __________ known as______ (ALL such materials created by Contractor and all drafts, outlines, and other preparatory materials shall collectively be called the "Work" herein). Contractor warrants and represents that the Work shall be original with Contractor and shall not infringe the rights of any third parties; and that ______________ has the exclusive right forever and throughout the universe to exploit the Work and the results and proceeds of Contractor's services rendered in connection therewith.

(b) The Work is and shall be considered a work made for hire for _____________ , and The Andy Warhol Foundation for the Visual Arts, Inc. owns and shall own all right, title and interest in and to the Work and the results and proceeds of Contractor's services rendered in connection therewith, including, without limitation, all copyrights and renewals and extensions of copyright therein.


(c) To the extent that any such ownership in such Work does not vest in The Andy Warhol Foundation for the Visual Arts, Inc. by reason of Contractor's status as an employee for hire: Contractor hereby assigns and transfers in whole to The Andy Warhol Foundation for the Visual Arts, Inc., all right, title, and interest in and to such Work and the results and proceeds thereof to the extent that Contractor has, had, or will have any interest therein, including without limitation, all copyrights and renewals and extensions of copyright therein.


(d) The Work may be registered for copyright in the name of The Andy Warhol Foundation for the Visual Arts, Inc., and The Andy Warhol Foundation for the Visual Arts, Inc. shall own and possess all physical material in which or on which the Work is embodied or reproduced, by or on behalf of Contractor. The Andy Warhol Foundation for the Visual Arts, Inc. shall have the exclusive right forever throughout the universe to change, adapt, modify, use, combine with other material, and otherwise exploit the Work in all media and by all means, whether now known or hereafter invented or developed. Contractor hereby waives any and an claims that Contractor may have now or may hereafter have in any jurisdiction to so-called "moral rights" or "droit moral" with respect to the Work, and to the results and proceeds thereof.

(e) Any further compensation paid or to be paid to Contractor for services rendered in connection with the Work shall be described in a separate writing or writings. This Agreement shall constitute the entire understanding between the parties. This Agreement may not be altered, modified or changed in any way without the express written consent of both parties and shall be construed in accordance with the laws of the State of New York applicable to agreements executed and wholly performed therein.


(f) When requested by Company, or __________ , Contractor shall perform all such acts and things and sign all documents and certificates which the Company may reasonably request in order to carry out the intent and purpose of this Agreement.


IN WITNESS WHEREOF, the undersigned have executed this Agreement.


COMPANY:                                  CONTRACTOR:

BY:                                       BY:
     ------------------------------            ------------------------------

ITS:                                      ITS:
     ------------------------------            ------------------------------

DATE:                                     DATE:
     ------------------------------            ------------------------------


[to be notarized]

                                  Andy Warhol

                            LICENSING APPROVAL FORM
                     SEND APPROVAL FORM AND SUBMISSIONS TO:
                     --------------------------------------
                       Sarah Montante, Licensee Management
                          The Beanstalk Group
                         28 East 28th Street, 15th Floor
                               New York, NY 10016

                     Phone: 212-303-1185; Fax: 212-421-6388
                      Email: sarah.montante@baanstalk.com
================================================================================
                          TO BE COMPLETED BY LICENSEE
Submission Date:
--------------------------------------------------------------------------------
Licensee:                      Contact Name:

--------------------------------------------------------------------------------
Phone:                         Fax:                     E-mail:

--------------------------------------------------------------------------------
Item/SKU#:                     Market of Distribution:

--------------------------------------------------------------------------------
Description

--------------------------------------------------------------------------------
I. STAGE OF DEVELOPMENT:
[ ]Concept/Layout/Sketch  [ ]Prototype/Mock-up   [ ] Pre-Production Sample/Final
                                                     Layout
II.SUBMISSION TYPE:
--------------------------------------------------------------------------------
   Product     Packaging     Merchandising/        Collateral        Advertising
   -------     ---------     --------------        ----------        -----------
                            Promotions(P.O.P.,  (Sales Materials)
                            ----------
                                P.O.S)
--------------------------------------------------------------------------------
[ ]New SKU    [ ]           [ ]Free-standing  [ ]Catalog/Brochure [ ]Consumer Ad
             Box/Clamshell/    display
              Card
[ ]Change to  [ ] Hang Tag/ [ ]Clip-strip/    [ ]Sell sheet       [ ]Trade Ad
 Existing SKU     Tag          Cross-Merch.                           (B2B)
[ ]Other      [ ]Promo      [ ]Promotional    [ ]Sales            [ ]Press
               Pkg/Sticker      Display        presentation        Release Draft
------------
              [ ]Shipping   [ ]in-Line        [ ]                 [ ]
                 Carton        Signage         Other               Other
                                                    --------            --------
              [ ]           [ ]
               Other         Other
                    --------      --------

--------------------------------------------------------------------------------
III. COMMENTS: (Attach additional pages If necessary.)
                                                      --------------------------
--------------------------------------------------------------------------------
IV: Does sample/submission need to be returned? Yes []
No[]                                 If yes, by what date?
                                                      --------------------------
                                     Shipping Carrier and
                                     Number:          --------------------------
================================================================================
                           TO BE COMPLETED BY LICENSOR

Date Received
              -----------------
[] Approved as submitted    [] Approved with corrections   []Re-submit with
                                                              corrections
(Please re-do) [] Not Approved
COMMENTS: (Attach additional pages if necessary.)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Licensor                                  Date
  Signature
            ------------------------------        -----------------------

                                   SCHEDULE E
                            MANUFACTURERS AGREEEMENT

       This Manufacturer's Agreement is made by and between_______________ "LICENSEE" and ______________ ) "Manufacturer" located at_______________________

       WHEREAS, LICENSEE has entered into a License Agreement with The Andy Warhol Foundation for the Visual Arts, Inc. ("OWNER") dated for tIle manufacture, distribution and sale of certain LICENSED ARTICLES bearing certain trademarks of OWNER that are identified on the attached EXHiBIT 1 ("PROPERTY");

       WHEREAS, LICENSEE desires Manufacturer to manufacture or supply materials for the manufacture of certain LICENSED ARTICLES bearing the PROPERTY ("LICENSED ARTICLES"), which are subject to such License Agreement;

       WHEREAS,   pursuant  to  said  License   Agreement,   all  suppliers  and
manufacturers utilized by LICENSEE in the manufacture of LICENSED ARTICLES must agree to certain conditions;

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manufacturer agrees as follows:

1. Manufacturer acknowledges that the PROPERTY are the sole property of OWNER and that Manufacturer's right to manufacture the LICENSED ARTICLES with the PROPERTY thereon is in all respects subject to the terms and conditions of the License Agreement. All manufacturing rights to the LICENSED ARTICLES are subject to the restrictions on the use of the PROPERTY and the termination provisions of the License Agreement. The manufacture of the LICENSED ARTICLES shall give Manufacturer no right to use the PROPERTY or to sell LICENSED ARTICLES bearing the PROPERTY beyond the term of the License Agreement. If 0WNER terminates the License Agreement, Manufacturer shall have no claim against OWNER for any reason whatsoever.

2. Manufacturer shall not sell the LICENSED ARTICLES to any person or entity except




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



LICENSEE.


3. Manufacturer will conform to all local Jaws and customs regarding hiring practices, wage and working conditions. Under no circumstances will Manufacturer involve the production of OWNER LICENSED ARTICLES in an environment where underage labor is employed. Manufacturer will not utilize factories or production facilities that force work to be performed by unpaid laborers or those who must otherwise work against their wil1. LICENSEE will monitor Manufacturer's factories and work environment to ensure compliance to these policies and obtain verification of compliance. If Manufacturer is found not to be in compliance with the above requirements, they will no longer be permitted to be a manufacturer of OWNER'S LICENSED ARTICLES.


4. OWNER shall be deemed an intended third party beneficiary or this Agreement and shall have the right, in its sole discretion, to enforce its provisions against Manufacturer.


MANUFACTURER                               LICENSEE



By:                                        By:
    ---------------------------                ---------------------------
            Signature                                  Signature

    ---------------------------                ---------------------------
          Printed Name                               Printed Name

    ---------------------------                ---------------------------
             Title                                      Title

    ---------------------------                ---------------------------
             Date                                       Date













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